U.S. SECURITIES AND EXCHANGE COMMISION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 13, 2007

Commission File No. 0-52556

CARD ACTIVATION TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	20-5769015
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

53 West Jackson Blvd., Suite 1618
Chicago, Illinois 60604-3749
(Address of principal executive offices)

(312) 972-1662
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

On August 13, 2007, Jewett, Schwartz, Wolfe & Associates ("JSW") was appointed as the independent auditor for the Card Activation Technologies, Inc. Inc. (the "Company") commencing with  their review of the interim period ended June 30, 2007 and year ending September 30, 2007, and SE Clark & Company P.C. ("Clark") were dismissed as the independent auditors for the Company as of August 13, 2007. The decision to change auditors was approved by the audit committee of the Company's Board of Directors on August 13, 2007.

The report of Clark on the financial statements for either of the one most recent completed fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the accumulation of losses and shortage of capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

During the Company's one most recent annual report September 30, 2006, two prior interim quarters, March 31, 2007, and December 31, 2006, there were no disagreements with Clark on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Clark, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company's one most recent annual report September 30, 2006, two prior interim quarters March 31, 2007, and December 31, 2006, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company and we did not consult with JSW through any subsequent interim period proceeding such resignation, declination or dismissal with the former accountant, Clark.

During the Company's one most recent annual report September 30, 2006, two prior interim quarters March 31, 2007, and December 31, 2006, the Company did not consult with JSW through any subsequent interim periods proceeding such resignation, declination or dismissal with the form accountant Clark and with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

We have engaged JSW as our independent registered public accounting firm. The Company’s financial statements are required to be performed in accordance with the procedures required by professional standards established by the Public Company Accounting Oversight Board of the Commission and auditing standards generally accepted in the United States.  These standards and qualifications do not vary from state to state and, accordingly, we believe that the selection of this independent registered accounting firm satisfies the requirements of the Commission. Rule SX 2-01 which requires that an accountant be licensed and in good standing under the laws of the place of the accountant’s residence or principal office.

The Company has furnished a copy of this Report to Clark and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. Clark has not responded within the time frames required to make this filing. The letter from Clark will be submitted when received with an amended filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 16.1	Letter of S E Clark & Company P.C. - to be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Card Activation Technologies, Inc. Incorporated

Date: August 13, 2007	By:	/s/ William P. Williams
William P. Williams
Chairman, President Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)